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                                                                       EXHIBIT 5

                            [Venable LLP Letterhead]

                                 April 30, 2004


Kimco Realty Corporation
3333 New Hyde Park Road
P.O. Box 5020
New Hyde Park, New York 11042

                  Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have served as Maryland counsel to Kimco Realty Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration by the Company of 2,635,046 shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock"), covered by the Registration Statement on Form S-4, substantially in the form to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), including the related form of prospectus (collectively, the "Registration Statement"). The Shares may be issued by the Company to holders of limited partnership units of Kimco Westlake, L.P., a California limited partnership, upon the conversion of up to 2,383,080 limited partnership units tendered by the limited partners pursuant to the Agreement of Limited Partnership of Kimco Westlake, L.P., dated as of October 22, 2002 (the "Partnership Agreement").

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

                  1. The Registration Statement;

                  2. The Partnership Agreement;

                  3. The Registration Rights Agreement, dated October 22, 2002, by and between the Company and Westlake Development Company, Inc. (the "Registration Rights Agreement");

                  4. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

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Kimco Realty Corporation
April 30, 2004
Page 2


                  5. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

                  6. Resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares, certified as of the date hereof by an officer of the Company (the "Resolutions");

                  7. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

                  8. A certificate executed by an officer of the Company, dated as of the date hereof; and

                  9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                  4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.


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Kimco Realty Corporation
April 30, 2004
Page 3


                  5. The Shares will not be issued in violation of the restrictions on transfer and ownership contained in Article IV of the the Charter.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. The Shares have been duly authorized and, when and if issued and delivered in accordance with the Registration Statement, the Registration Rights Agreement, the Partnership Agreement and the Resolutions, the Shares will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue) validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                     Very truly yours,
                                                     /s/ Venable LLP